UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 5, 2018

PURE BIOSCIENCE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-14468	33-0530289
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1725 Gillespie Way El Cajon, California	92020
(Address of Principal Executive Offices)	(Zip Code)

(619) 596-8600

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 5, 2018, Pure Bioscience, Inc. (the “Company”) and Henry R. Lambert, the Company’s Chief Executive Officer and President, entered into a Second Amendment (the “Second Amendment”) to Mr. Lambert’s existing Employment Agreement, dated October 23, 2013, as previously amended on January 19, 2017 (the “Existing Agreement”). Under the Second Amendment, the term of Mr. Lambert’s employment with the Company was extended to June 30, 2020. During such term, Mr. Lambert’s employment with the Company remains “at-will.” Either party may terminate Mr. Lambert’s employment early, for any or no reason, and with or without cause, by providing the other party with 30 days’ advance written notice.

In the Second Amendment, Mr. Lambert also agreed to reduce the severance payments he is entitled to receive if he is terminated by the Company without cause or he terminates his employment for good reason. Under the Existing Agreement, he was entitled to receive 24 months of base salary plus a $1,000,000 lump sum payment. Under the Second Amendment, he is entitled to receive six months of base salary. In addition, under the Second Amendment, Mr. Lambert agreed to waive his rights to: (i) receive 24 months of base salary plus a $1,000,000 lump sum payment in the event he is terminated in connection with or following a change in control of the Company and (ii) receive “gross-up” payments from the Company in the event any payment or distribution he receives from the Company is subject to an excise tax under Section 4999 of the Internal Revenue Code.

The Second Amendment provides that Mr. Lambert will be entitled to accelerated vesting of his outstanding equity awards, and a period of 12 months to exercise any outstanding stock options, if his employment terminates at the expiration of his employment term on June 30, 2020.

The foregoing description of the Second Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Second Agreement, which is filed as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Second Amendment to Employment Agreement, dated September 5, 2018, by and between the Company and Henry R. Lambert.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PURE BIOSCIENCE, INC.

Dated: September 7, 2018	By:	/s/ Henry R. Lambert
Henry R. Lambert
Chief Executive Officer and President